SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                  -------------------------------
                             FORM 8-K
                  -------------------------------

                          CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                        March 2, 1996

                               PROFFITT'S, INC.
            (Exact name of registrant as specified in its charter)

                                 TENNESSEE
                 (State or other jurisdiction of incorporation)

      0-15907                          62-0331040
(Commission File Number)     (IRS Employer Identification No.)

           P.O. Box 9388
           Alcoa, TN                          37701

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:
            (423) 983-7000

Item 5.  Other Events.

     Proffitt's, Inc. combined its business with Younkers, Inc. on February 3, 1996, the Company's fiscal year end. The transaction was accounted for as a pooling of interests. Current and prior year numbers below reflect the business combination.

                                   Four Weeks Ended
                               March 2,      February 25,
                                1996           1995
                                    (in thousands)
Net Sales                      $81,734        $76,996
Net loss                       $(1,185)       $(4,434)

For the month, sales increased 6.2% over the prior year.  The
Company historically has generated a loss in the month of February but has recorded a profit for the first quarter. The current year loss is an improvement of $3,249 over last year.

The above information is being released in order to comply with the provisions of the Company's Agreement and Plan of Merger with Younkers, Inc.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   PROFFITT'S INC.


Date:  April 1, 1996              /s/ R. Brad Martin
                                  R. Brad Martin
                                  (Printed)

                                  Chairman of the Board
                                   and Chief Executive
                                   Officer
                                  (Title)